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Exhibit 5.1  Opinion re: legality

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                                  [LETTERHEAD]

                                       May 24, 1999




Cerritos Valley Bancorp
12100 Firestone Boulevard
Norwalk, California 90650

Re:  Registration Statement on Form S-4

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale of up to 1,152,667 shares of your common stock, no par value (the "Cerritos Valley common stock"). We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Cerritos Valley common stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Cerritos Valley common stock, the Cerritos Valley common stock, will, upon the issuance and sale thereof be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.

                              Respectfully submitted,

                              GARY STEVEN FINDLEY & ASSOCIATES

                      By:     /s/ Gary Steven Findley

                              Gary Steven Findley
                              Attorney at Law